Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Summit Midstream Partners LP of our report dated February 24, 2017 relating to the financial statements of Ohio Gathering Company, L.L.C., which appears in Exhibit 99.1 of Summit Midstream Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

November 6, 2017